UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: December 2, 2019

ENTEGRA FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-35302	45-2460660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court Franklin, North Carolina		28734
(Address of Principal Executive Offices)		(Zip Code)

(828) 524-7000
(Registrant’s telephone number, including area code) N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	ENFC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 2, 2019, First Citizens BancShares, Inc. (“BancShares”) and its wholly-owned subsidiary First-Citizens Bank & Trust Company (“FCB”) and Entegra Financial Corp. (“Entegra”) and its wholly-owned subsidiary Entegra Bank (collectively with BancShares, FCB, and Entegra, the “Parties”) entered into a Letter of Agreement (the “LOA”) with the Department of Justice, Antitrust Division (the “DOJ”) in connection with the proposed merger of Entegra and Entegra Bank into FCB (collectively, the “Merger”). The LOA requires that the Parties divest three branches located in western North Carolina: Holly Springs (30 Hyatt Road, Franklin, NC), Highlands (473 Carolina Way, Highlands, NC) and Sylva (498 East Main, Sylva, NC) (collectively, the “Divestiture Branches”). The Parties are required to enter into a sale agreement for the Divestiture Branches with a competitively suitable purchaser prior to the close of the Merger, which purchaser will be subject to the prior approval of the DOJ (the “Divestiture”). The Divestiture must occur within 180 days after the consummation of the Merger and, if not complete by such time, the Divesture Branches will be transferred to an independent trustee for sale. The Divesture is designed to resolve any competitive concerns raised by the DOJ concerning the Merger.

The LOA provides that the Parties may not exclude any customer relationships from the Divestiture except as expressly agreed with the DOJ. The Parties are also required to preserve, maintain, and continue to operate the Divestiture Branches prior to consummation of the Divestiture. The Parties may not reacquire any of the Divestiture Branches for at least five years after the consummation of the Divestiture. If the Parties decide to close any of their branches in any of the counties in which a Divestiture Branch is located within three years of the close of the Merger, any such branch must be sold or leased to a commercial bank. A divestiture statement identifying the Divestiture Branches and other information is available on the website of each party.

Cautionary Notes Regarding Forward-Looking Statements

Certain of the statements made in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. Forward looking statements include statements about the benefits to the Company or First Citizens Bank of the Merger, the Company’s and First Citizens Bank’s future financial and operating results, their respective plans, objectives, and intentions, and when the Merger will be completed. All forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements, including, among others, (1) disruption from the Merger, or recently completed mergers, with customer, supplier, or employee relationships, (2) uncertainties as to the timing of the Merger, (3) the risk that the proposed transactions may not be completed in a timely manner or at all, (4) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including under circumstances that would require a party to pay a termination fee, (5) the failure to obtain or delays in the receipt of necessary regulatory approvals that must be received before the Merger may be completed, (6) the possibility that the amount of the costs, fees, expenses, and charges related to the Merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure or delay of the other conditions to the consummation of the Merger to be satisfied or waived, (8) reputational risk and the reaction of the parties’ customers to the Merger, (9) the risk of potential litigation or regulatory action related to the Merger, (10) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (11) general competitive, economic, political, and market conditions, and (12) difficulties experienced in the integration of the businesses. Additional factors which could affect the forward-looking statements can be found in reports filed with the Securities and Exchange Commission (“SEC”) by the Company and First Citizens and available on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Dated:	December 2, 2019	By:	/s/ David A. Bright
David A. Bright,
Chief Financial Officer